Exhibit 10.1

THIS AGREEMENT (the “Agreement”) is made and entered into effective as of December 21, 2015 (the “Effective Date”), by and between Labor SMART, Inc., a Nevada Corporation (the “Licensor”), and The Staffing Group, Ltd., a Nevada Corporation (the “Licensee”).

RECITALS:

(A) Licensor owns all proprietary rights in and to the trademarked and/or copyrighted works as described in Appendix A, incorporated herein by reference, and hereinafter collectively known as the “Licensed Mark”, and has the exclusive right to license to others the right to produce, copy, make, sublicense or sell the Licensed Mark.

(B) Licensor owns all rights in and to the License Mark and retains all rights to the Licensed Mark, which are not transferred herein, and retains all common law trademarks and all federal trademarks which have been, or which may be, granted by the Library of Congress and/or the United States Patent and Trademark Office.

(C) Licensee desires to obtain, and Licensor has agreed to grant, a license authorizing the use of the Licensed Trademark by Licensee in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration as set forth herein, Licensor and Licensee agree as follows:

1. Grant of License.

(A) Licensor hereby grants to Licensee, in accordance with the terms and conditions of this Agreement, a non-exclusive, non-transferrable license to use the Labor SMART brand name (the “Licensed Mark”), as registered and recorded with the United States Patent and Trademark Office, in the course of its business and for its own internal business purposes, and for no other purpose whatsoever without the express written permission of the Licensor. Licensee may make use of the Licensed Mark in accordance with the terms of this Agreement, for general advertising materials and point of sale displays, advertising, and other promotional materials, and for its own internal business purposes. Any other use made by Licensee shall only occur upon the receipt of prior written approval from Licensor.

(B) Licensee shall not sell or grant sub-licenses in any way without the prior express written approval of Licensor but may exercise use of License through any wholly controlled subsidiary.

(C) Licensee hereby accepts such license and agrees that Licensee shall not use the Licensed Mark except in accordance with the terms and conditions of this Agreement. Licensee acknowledges and agrees that the license granted herein is non-exclusive and that Licensor may license others to use the Licensed Mark.

2. Ownership of the Licensed Mark. Licensee acknowledges that Licensor is the sole and exclusive owner of the Licensed Mark and of all associated federal intellectual property registrations and pending registrations, as applicable, and Licensee shall do nothing inconsistent with such ownership. Licensee further agrees that it will not claim ownership rights to the Licensed Mark, or any derivative, compilation, sequel or series, or related marks owned by or used by Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, title, or interest in the Licensed Mark other than the right to use the same in accordance with the terms of this Agreement. Licensee agrees not to make similar derivatives of the Licensed Mark. Licensee admits the validity of all trademark for the Licensed Mark and all associated intellectual property registrations, and acknowledges that any and all rights that might be acquired by Licensee because of its use of the Licensed Mark shall inure to the sole benefit of Licensor.

3. Term and Termination.

(A) This Agreement shall commence as of the Effective Date and shall continue in full force and effect for a period of one year, and shall automatically renew for additional one-year periods, unless either party provides written notice of non-renewal to the other party, not less than sixty days prior to the expiration of any one year term.

(B) In the event that Licensee sells all of its assets to a third party, or otherwise ceases to exist in its current form, Licensor, at its discretion, may immediately terminate this Agreement.

(C) Upon termination or expiration of the license granted under this Agreement by operation of law or otherwise, all rights, including the right to use the Licensed Mark, privileges and obligations arising from this Agreement shall cease to exist.

4. Fees.

Licensee agrees to pay Licensor a one-time royalty of $5,000 for each newly opened branch location opened under the Labor SMART brand name, and for any existing branch location that adopts the Labor SMART brand name, subject to the terms and conditions contained herein. Renewals or extensions of this Agreement are subject to additional fees, to be agreed upon by the Parties prior to renewal or extension

5. Use of the Licensed Mark.

(A) Licensor shall have control over the quality of use of the Licensed Mark and the quality of any goods and/or services sold under or related to the Licensed Mark. At the option of Licensor, Licensor will provide to Licensee an approved copyright notice and/or trademark notice to be prominently displayed on each copy of the Licensed Mark published. Licensee agrees to mark all work containing the Licensed Mark with any reasonable copyright and/or trademark notices provided by Licensor and comply with any reasonable standards promulgated by Licensor that relate to the intellectual property protection and use of the Licensed Mark by Licensee.

(B) Licensee shall provide Licensor, upon Licensor’s request, with representative samples of how Licensee is using the Licensed Mark. If, at any time, any use of the Licensed Mark fails to conform to Licensor’s standards, Licensor may provide to Licensee notice of said failure. Licensee shall cure said failure within fifteen days from the date of such notice. In the event that said failure is not cured within the period described in the preceding sentence, Licensor may then terminate this Agreement immediately, non-conforming copies of the Licensed Mark destroyed or promptly submitted to Licensor. If Licensor fails to approve any modifications or changes to the Licensed Mark within ten days of Licensee advising Licensor of proposed changes, Licensor’s approval shall be deemed to have been granted.

6. Indemnification.

(A) Licensee shall fully indemnify, defend, and hold harmless Licensor from and against any and all claims, losses, damages, expenses, and liability — other than those for infringement, including without limitation, suits arising from offering, promoting, advertising, sale, or use by Licensee, or any of its authorized sublicenses, of the Licensed Mark, whether or not such use conforms to standards set by Licensor, provided that such claim, loss, damage, expense, or liability does not arise from the negligence of Licensor.

(B) Licensor has the right, but shall not be obligated, to obtain and maintain federal intellectual property registration of the Licensed Mark. In the event that Licensee becomes aware of any claimed or alleged infringement of the Licensed Mark by a third party, Licensee shall promptly advise Licensor in writing of the nature and extent of such infringement or dilution. Licensor has no obligation to take any action whatsoever in the event that any infringement or dilution occurs with respect to the Licensed Mark, but Licensor shall have the sole right to determine whether any action shall be taken. In the event Licensor sues or takes other action, legal, equitable, administrative, or otherwise, to stop an infringement or dilution of the Licensed Mark, Licensee shall cooperate fully with Licensor. Licensee has no right to enforce the Licensed Mark through litigation without prior written authorization of Licensor. In any legal action arising from use, or ownership rights of the Licensed Mark, where both Licensor and Licensee are co-parties, Licensor retains the right to control the litigation, including any and all settlement negotiations.

7. Assignment. This Agreement (including, without limitation, the license granted hereunder) is personal to Licensee and shall not be assigned or transferred by Licensee, including, without limitation, by operation of law, except that, and only with prompt written notice to Licensor, the Agreement may be transferred to a purchaser of all or substantially all of the assets of Licensee. Any attempt on the part of Licensee to assign, sub-license, or transfer Licensee’s rights under this Agreement, except as provided herein, shall be invalid and void. Licensor shall have the right to assign and/or license its rights and obligations under this Agreement and all its right, title and interest in the Licensed Mark without the consent of Licensee.

8. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, with postage prepaid and addressed to the following persons and addresses, or to such other addresses or persons as any party may request by notice in writing to the other such party:

Licensor:

Name: Labor SMART, Inc.

Address: 3270 Florence Road, Suite 200 Powder Springs, GA 30127

Telephone: 770-222-5888

Email: rschadel@laborsmart.com

Licensee: The Staffing Group, Ltd.

Address: Licensee Address

Telephone: Licensee Telephone

Email: Licensee Email

Any such notice shall be effective when received.

9. Arbitration and Governing Law. All disputes arising from the terms of this Agreement may be subjected to binding arbitration upon consent of both parties, with one arbitrator selected by each party, and a third arbitrator selected by the two chosen arbitrators. This Agreement shall be governed by and construed in accordance with the laws of State of Nevada without regard to the conflicts of laws rules thereof and any arbitration shall be brought in State of Nevadas.

10. Independent Business Relationship. Licensor and Licensee are independent entities and are not and shall not be construed as joint venturers, partners, employer/employee, or agents of the other, and neither shall have the power to bind or obligate the other, except as set forth in this Agreement.

11. Miscellaneous.

(A) This Agreement constitutes the entire agreement and understanding of the Licensor and Licensee with respect to the subject matter hereof, superseding any and all prior agreements, understandings, negotiations, and discussions. No amendment, alteration, modification, or waiver of this Agreement shall be binding unless evidenced by an instrument in writing signed by the party against whom enforcement thereof is sought.

(B) If any provision of this Agreement, or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provisions to any other persons or circumstances, shall not be affected thereby.

(C) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Labor SMART, Inc., its successors and/or assigns:

By:

Its:

Date:

The Staffing Group, Ltd., its successors and/or assigns:

By:

Its:

Date:

Appendix A

Description of the Trademarked/Copyrighted Mark

“LaborSMART” as filed under serial number 85526139 with the United States Patent and Trademark Office.